EXHIBIT 23.3
Consent of the National Ski Areas Association
     We hereby consent to the reference to The National Ski Areas Association and our reports in the Prospectus contained in the Registration Statement on Form S-1 of Peak Resorts, Inc. and any amendments thereto. We hereby further consent to the use of the information contained in our reports and surveys referenced in such Prospectus.

Dated: May 31, 2011	The National Ski Areas Association
	By:	/s/ Michael Berry
		Name:	Michael Berry
		Title:	President